Exhibit 10.97

SEPARATION AGREEMENT AND RELEASE

RECITALS

This Separation Agreement and Release (“Agreement”) is made by and between Barry Wiley (“Employee”) and Catalyst Semiconductor, Inc. (“Company”) (collectively referred to as the “Parties”):

WHEREAS, Employee was employed by the Company;

WHEREAS, the Company and Employee entered into a proprietary information agreement dated October 7, 1999 (the “Confidentiality Agreement”);

WHEREAS, the Company and Employee entered into stock option agreements SP212 effective October 25, 1999, SP1167 effective February 15, 2001, SP1173 effective September 27, 2001, SP1362 effective April 28, 2003, SP1491 effective November 19, 2003 and SP1686 effective April 1, 2005 (the “Stock Agreements”);

WHEREAS, Employee’s employment with the Company will terminate on July 20, 2005 (the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising out of, or related to, Employee’s employment with, or separation from, the Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1.                                       Consideration.

(a)                                  The Company agrees to pay Employee a lump sum of $82,500, less applicable withholdings.  This payment will be made to Employee within ten (10) business days after the Effective Date of this Agreement.

(b)                                 Stock.  The Parties agree that for purposes of determining the number of shares of the Company’s common stock which Employee is entitled to purchase from the Company, pursuant to the exercise of outstanding options, the Employee will be considered to have vested only up to the Termination Date.  Employee acknowledges that as of the Termination Date, he will have vested in 218,039 options and no more.  In accordance with the terms of the Stock Agreements, these vested options are subject to cancellation 30 days after the Termination Date and therefore, the Employee must exercise by August 19, 2005 when the remaining vested options will expire.  The exercise of any stock options shall continue to be subject to the terms and conditions of the Stock Agreements.

(c)                                  Benefits.  Employee’s health insurance benefits will cease on July 31, 2005, subject to Employee’s right to continue his health insurance under COBRA.  The Company shall reimburse Employee for the payments he makes for COBRA coverage for a period of six (6) months beginning August 1, 2005 and concluding on January 31, 2006 (the “Benefits Period”).  The Company shall make these COBRA reimbursement payments to Employee within ten (10) days following Employee’s provision to the Company of documentation substantiating his payments for COBRA coverage.  Employee’s participation in all other benefits and incidents of employment (including, but not limited to, the accrual of vacation and paid time off, and the vesting of stock options) ceased on the Termination Date; provided, however, that that if during the Benefits Period Employee engages in Competition or breaches the covenants in this Agreement, all payments pursuant to this subsection will immediately cease.  For purposes of this Agreement, “Competition” will mean Employee’s direct or indirect engagement in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), or ownership interest in or participation in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company or is a customer of the Company.

2.                                       Confidential Information.  Employee shall continue to comply with the terms and conditions of the Confidentiality Agreement, and maintain the confidentiality of all of the Company’s confidential and proprietary information.  Employee shall also return to the Company all of the Company’s property, including all confidential and proprietary information, and all documents and information that Employee obtained in connection with his employment with the Company, on or before the Effective Date of this Agreement.

3.                                       Payment of Salary.  Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, housing allowances, relocation costs, interest, severance, stock, stock options, outplacement costs, fees, commissions and any and all other benefits and compensation due to Employee.

4.                                       Release of Claims.  Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”).  Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and the other Releasees from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a)                                  any and all claims relating to or arising from Employee’s employment with the Company, or the termination of that employment;

(b)                                 any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of, shares of Company stock, including, but not limited to, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)                                  any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d)                                 any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the Fair Credit Reporting Act; the California Family Rights Act; the California Fair Employment and Housing Act; and the California Labor Code;

(e)                                  any and all claims for violation of the federal, or any state, constitution;

(f)                                    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g)                                 any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h)                                 any and all claims for attorney fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to any obligations incurred under this Agreement.

5.                                       Acknowledgement of Waiver of Claims Under ADEA.  Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary.  Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement.  Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled.  Employee further acknowledges that he has been advised by this writing that:

(a)                                  he should consult with an attorney prior to executing this Agreement;

(b)                                 he has up to twenty-one (21) days within which to consider this Agreement;

(c)                                  he has seven (7) days following his execution of this Agreement to revoke this Agreement;

(d)                                 this ADEA waiver shall not be effective until the revocation period has expired; and,

(e)                                  nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

6.                                       Civil Code Section 1542.  Employee represents that he is not aware of any claims against any of the Releasees.  Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provide as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of this code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

7.                                       No Pending or Future Lawsuits.  Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees.  Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

8.                                       Application for Employment.  Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any alleged right of employment or re-employment with the Company, its subsidiaries or related companies, or any successor.

9.                                       Confidentiality.  The Parties acknowledge that Employee’s agreement to keep the terms and conditions of this Agreement confidential was a material factor on which the Company relied in entering into this Agreement.  Employee agrees to use his best efforts to maintain in confidence the contents and terms of this Agreement, including the consideration for this Agreement (hereinafter collectively referred to as “Settlement Information”).  Employee agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information.  Employee is permitted to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.  The Parties agree that if the Company proves that Employee breached this Confidentiality provision, the Company shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorney fees associated with the enforcement action, without regard to whether the Company can establish actual damages from Employee’s breach.

10.                                 No Cooperation.  Employee agrees that he will not act in any manner that might damage the business of the Company.  The Parties acknowledge that Employee’s employment with any of the Company’s competitors shall not, in and of itself, constitute a breach of this provision.  Employee further agrees that he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so.  Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company.  If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

11.                                 Breach.  Employee acknowledges and agrees that any breach of any provision of this agreement shall constitute a material breach of the Agreement and shall entitle the Company immediately to recover the consideration provided in Section 1 hereof.

12.                                 Non-Disparagement.  Employee agrees to refrain from any defamation, libel or slander of the Company, or tortious interference with the contracts and relationships of the Company.  All inquiries by potential future employers of Employee will be directed to Joan Vargas.  Upon inquiry, the Company will only state the following: Employee’s last position and dates of Employment, and any other information and/or documentation legally required to be disclosed.

13.                                 Non-Solicitation.  Employee agrees that for a period of six (6) months immediately following the Effective Date of this Agreement, Employee, directly or indirectly, whether as employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venturer or otherwise, will not: (i) solicit, induce or influence any person to leave employment with the Company; or (ii) directly or indirectly solicit business from any of the Company’s customers and users on behalf of any business that directly competes with the principal business of the Company

14.                                 No Admission of Liability.  The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims.  No action taken by the Parties, previously or in connection with this Agreement, shall be construed to be: (a) an admission of the truth or falsity of any claims made, or (b) an admission by either party of any fault or liability whatsoever to the other party or to any third party.

15.                                 Costs.  The Parties shall each bear their own costs, expert fees, attorney fees and other fees incurred in connection with the preparation of this Agreement.

16.                                 Arbitration.  The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes.  The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.  The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney fees and costs.  The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury.  This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

17.                                 No Representations.  Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.  Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

18.                                 Severability.  In the event that any provision in this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

19.                                 Entire Agreement.  This Agreement, the Confidentiality Agreement, and the Stock Agreements represent the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s relationship with the Company, and supersede and replace any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee’s relationship with the Company.

20.                                 No Oral Modification.  Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or their authorized representatives.

21.                                 Attorney Fees.  In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorney fees incurred in connection with such an action.

22.                                 Governing Law.  This Agreement shall be governed by the laws of the State of California, without regard for choice of law provisions.

23.                                 Effective Date.  This Agreement is effective after it has been signed by both parties and after eight (8) days have passed following the date Employee signed the Agreement (the “Effective Date”).

24.                                 Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

25.                                 Voluntary Execution of Agreement.  This Agreement is executed voluntarily and with the full intent of releasing all claims, and without any duress or undue influence by any of the Parties.  The Parties acknowledge that:

(a)                                  They have read this Agreement;

(b)                                 They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)                                  They understand the terms and consequences of this Agreement and of the releases it contains; and

(d)                                 They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

Dated:	July 21, 2005	By:	/s/ Gelu Voicu
Gelu Voicu
Catalyst Semiconductor, Inc.

Dated:	July 21, 2005	By:	/s/ Barry Wiley
Barry Wiley, an individual